EXHIBIT 21

PARENT AND SUBSIDIARIES
  (Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.
Eau Claire, Wisconsin (A Wisconsin Corporation)

       Its Subsidiaries:
              National Holding Investment Company
              Wilmington, Delaware (A Delaware Corporation)

              Its Subsidiaries:
                       Presto Manufacturing Company
                       Jackson, Mississippi (A Mississippi Corporation)

                       Its Division:
                                Presto Products Manufacturing Company
                                Alamogordo, New Mexico

                       Century Leasing and Liquidating, Inc.
                       Minneapolis, Minnesota (A Minnesota Corporation)

                       Its Subsidiary:
                                Presto Export, Inc. (Inactive)
                                Minneapolis, Minnesota (A Minnesota Corporation)

                       Jackson Sales and Storage Company
                       Jackson, Mississippi (A Mississippi Corporation)

                       Canton Sales & Storage Company
                       Canton, Mississippi (A Mississippi Corporation)

                       Presto Export, Ltd.
                       Christiansted, St. Croix, U.S. Virgin Islands (A Virgin
                         Islands Corporation)

              National Defense Corporation
              Eau Claire, Wisconsin (A Wisconsin Corporation)

              NPI Export Corporation (Inactive)
              Minneapolis, Minnesota (A Minnesota Corporation)